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BANC OF CALIFORNIA, INC.
(Name of Registrant as Specified In Its Charter)
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Banc of California Announces Change to Virtual Annual Meeting
SANTA ANA, Calif. --April 27, 2020-- Banc of California, Inc. (NYSE: BANC)(the “Company”) today announced that its 2020 Annual Meeting of Stockholders will be held solely by remote communication due to public health concerns regarding the coronavirus (COVID-19) pandemic and government-recommended and required limits on gatherings and events. A virtual event will assist in protecting the health and safety of the Company’s stockholders, directors, employees and the community. There will be no in-person attendance at the Annual Meeting.
As previously announced, the Annual Meeting will be held on May 14, 2020, at 8:00 a.m. Pacific Daylight Time.
Attending the Annual Meeting
Stockholders as of the close of business on March 16, 2020 who have a control number may attend the Annual Meeting and may vote during, and participate in, the Annual Meeting by following the instructions on the meeting website, www.meetingcenter.io/249728194.  The password for the Annual Meeting is BANC2020. Online access to the Annual Meeting, which will be an audio-only webcast, will begin at 7:45 a.m. Pacific Daylight Time on May 14, 2020.
For registered stockholders (meaning those who hold shares in their own name, rather than through a bank, broker or other nominee), the control number can be found on their proxy card or notice of internet availability they previously received.
Stockholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting and vote during, and participate in, the Annual Meeting. To register, such stockholders must submit to the Company’s transfer agent, Computershare, by email (legalproxy@computershare.com) proof of their legal proxy reflecting their Banc of California share holdings (in the form of an image of their legal proxy).  The email must be labeled “Legal Proxy” in the subject line and be received by Computershare no later than 2:00 p.m. Pacific Daylight Time on May 11, 2020.  Stockholders who properly register will receive an email from Computershare confirming their registration, together with a control number.
Technical support can be obtained after accessing the meeting website by clicking the “Support” link.
If you previously received a proxy card, the proxy card will not be updated to reflect the change to a virtual meeting format and may continue to be used by stockholders to vote their shares in connection with the Annual Meeting.
The Company urges stockholders to vote by proxy in advance of the Annual Meeting using one of the methods described in the proxy materials for the Annual Meeting, regardless of whether they plan to attend the Annual Meeting.

About Banc of California, Inc.
Banc of California, Inc. (NYSE: BANC) is a bank holding company with approximately $7.8 billion in assets and one wholly-owned banking subsidiary, Banc of California, N.A. (the “Bank”). The Bank has 42 offices including 31 full-service branches located throughout Southern California. Through our dedicated professionals, we provide customized and innovative banking and lending solutions to businesses, entrepreneurs and individuals throughout California. We help to improve the communities where we live and work, by supporting organizations that provide financial literacy and job training, small business support and affordable housing. With a commitment to service and building enduring relationships, we provide a higher standard of banking. We look forward to helping you achieve your goals. For more information, please visit us at www.bancofcal.com.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

INVESTOR RELATIONS INQUIRIES:
IR@bancofcal.com or (855) 361-2262
Jared Wolff, (949) 385-8700
Lynn Hopkins, (949) 265-6599